UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 27, 2015, Tony Trunzo, Senior Vice President, Finance and Chief Financial Officer of the Company notified the Company of his decision to resign from his position effective March 27, 2015. Mr. Trunzo’s resignation was a personal decision to pursue other business opportunities and not due to any disagreement with the Company’s management team, operations, financials, policies or procedures.

Dave Muessle, the Company’s Vice President and Corporate Controller, and Principal Accounting Officer, will work closely with Mr. Trunzo in transition and will serve as interim chief financial officer upon Mr. Trunzo's departure until the Company names a permanent Chief Financial Officer. Mr. Muessle, age 60, joined the Company in 2000 and has served as Vice President, Corporate Controller and Principal Accounting Officer since November 2010.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

99.1 News release issued by FLIR Systems, Inc. dated March 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 2, 2015.

FLIR SYSTEMS, INC.

By     /s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General Counsel and
Secretary